MANAGEMENT AND GOVERNANCE CONSULTANT AGREEMENT

THIS AGREEMENT dated effective December 1, 2008 is made:

BETWEEN:

Drayton Harbor Resources Inc.
502 East John Street
Carson City, Nevada
USA, 89706

(referred to as the “Company")

AND:

Chamberlain Capital Partners
104 Swallow Hill Drive
Barnstable, Massachusetts
USA, 02630

(referred to as “Consultant")

1.           Consultation Services

The Company hereby engages the Consultant to perform the following services in accordance with the terms and conditions set forth in this Agreement: The Consultant will consult with the officers and employees of the Company concerning matters relating to corporate management and governance, including day-to-day operations, accounting, regulatory compliance, marketing and investor relation services.

2.           Terms of Agreement.

The term of this Agreement will commence December 1, 2008 and will continue until November 30, 2009.  Either party may terminate this Agreement by giving the other party thirty (30) days written notice delivered by registered mail or confirmed email.

3.           Place Where Services Will Be Rendered

The Consultant will perform most services in accordance with this Agreement at 104 Swallow Hill Dirve, Barnstable, Massachusetts, USA, 02630.  In addition, the Consultant will perform services on the telephone and at such other places as designated by the Company to perform these services in accordance with this Agreement.

4.           Payment to Consultant

The Consultant will be paid in advance on the 1st day of each month at the rate of Two Thousand, Five Hundred Dollars in US funds (US$ 2,500.00) per month for work performed in accordance with this Agreement, such amount to be inclusive of all disbursements, including basic travel, printing, postage, long distance telephone charges and other related costs as reasonably incurred by the Consultant for the purpose of the provision of the Consultant’s services to the Company;  Provided that the Consultant issues an invoice to the Company on or before the first day of each month of the term.  In the event extended travel is required, the Consultant can submit additional receipts regarding such travel to the Company for reimbursement consideration and providing that the disbursements must be submitted once per month and will only be reimbursed once per month. In the event the Consultant is aware that a certain disbursement will be in excess of $500.00, he must submit for approval by the Company in advance of its having been incurred  The Consultant has the right to ask the Company for an advance payment, if appropriate, to pay for certain disbursements that have been pre-approved by the Company.

5.           Independent Contractor

Both the Company and the Consultant agree that the Consultant will at all times act as an independent contractor in the performance of its duties under this Contract. Accordingly, the Consultant shall be solely responsible for payment of all taxes including Federal, State and local taxes arising out of the Consultant's activities in accordance with this Agreement, including by way of illustration but not limitation, Federal and State income tax, business tax, and any other taxes or business license fees as may be required to be paid.

6.           Confidential Information and Non-Competition

The Consultant agrees that any information received by the Consultant or John Lennon during the performance of the Consultant's obligations pursuant to this Agreement or otherwise, regarding the business, financial, technological or other any other affairs of the Company or its personnel will be maintained by the Consultant and John Lennon as strictly confidential and will not be revealed by the Consultant or John Lennon to any other persons, firms, organizations or other entities whatsoever.   This covenant shall survive the termination of this Agreement.

The Consultant agrees that during the term of this Agreement and thereafter, it and John Lennon will not compete or attempt to compete with the business or technology of the Company or in any other respects whatsoever.

7.           Employment of Others

The Company may from time to time request that the Consultant arrange for the services of others. All costs to the Consultant for those services will be paid by the Company.

8.           Signatures

Both the Company and the Consultant agree to the above Contract.

9.           Entire Agreement

This agreement contains the entire agreement between the parties hereto with respect to the Consultant’s engagement by the Company and supersedes any prior oral or written agreements or understandings with respect hereto.

10.           Notices

All notices, requests, demands, and other communications hereunder shall be in writing and shall be delivered personally, sent be recognized overnight courier or sent by registered or certified mail, return receipt requested, to the other parties hereto at his or its address as set forth above, and shall be deemed given when delivered, or if sent by registered or certified mail, five (5) days after mailing. Any party may change the address to which notices, requests, demands, and other communications hereunder shall be sent by sending written notice of such change of address to the other parties in the manner above provided.

11.           Successors and Assigns

Subject to the terms of Paragraph 7, this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the party hereto.

12.           Amendment

No amendment of any provision of the Agreement, or consent to any departure therefrom, shall be effective unless in writing and executed by both parties hereto.

13.           Waiver

The waiver by the Company of any breach of any term or condition of the Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.

14.           Severability

Each of the terms and provisions of this Agreement is to be deemed severable in whole or in part and, if any terms or provision or the application thereof in any circumstances should be invalid, illegal or unenforceable, the remaining terms and provisions or the application of such term or provision to circumstances other than those as to which it is held invalid, illegal or unenforceable shall not be affected thereby and shall remain in full force and effect.

15.           Governing Law

This agreement and the enforcement thereof shall be governed and controlled in all aspect by the laws of the State of Nevada.

14.           Counterparts

This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

DRAYTON HARBOR RESOURCES INC.

_________________________________________
Bhupinder Malhi, Director

CHAMBERLAIN CAPITAL PARTNERS

 _________________________________________
John Lennon, President